EXHIBIT INDEX

(h)(10) Agreement and Plan of Reorganization, dated Jan. 8, 2004, between AXP Growth Series, Inc. on behalf of AXP Research Opportunities Fund and AXP Growth Series, Inc. on behalf of AXP Large Cap Equity Fund.

(h)(16) Fee Waiver Agreement, dated March 15, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Large Cap Equity Fund, a series of AXP Growth Series, Inc.

(h)(17) Amended and Restated Fee Waiver Agreement, dated June 10, 2004, between American Express Financial Corporation, American Express Client
         Service Corporation, and AXP Large Cap Equity Fund, a series of AXP Growth Series, Inc.

(h)(18) Fee Waiver Agreement, dated Nov. 1, 2003, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Large Cap Value Fund, a series of AXP Growth Series, Inc.

(h)(19) Amended and Restated Fee Waiver Agreement, dated Aug. 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Large Cap Value Fund, a series of AXP Growth Series, Inc.

(h)(20) Fee Waiver Agreement, dated Aug. 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Quantitative Large Cap Equity Fund, a series of AXP Growth Series, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.